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                             NATIONS EXPRESS, INC.

                            1999 STOCK OPTION PLAN

SECTION 1. Purpose. Nations Express, Inc., a North Carolina corporation ("Corporation"), believes that its continued growth and success will depend upon its ability to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Corporation. The Corporation desires to adopt this 1999 Stock Option Plan ("Plan") to provide a means whereby the Corporation can continue to attract, retain, and motivate key employees and Express Center agents who can contribute materially to the Corporation's growth and success and to facilitate the acquisition of common shares of the Corporation ("Shares") by Plan participants pursuant to Options, so that such Plan participants will more closely identify their interests with those of the Corporation and its shareholders. The Plan is intended to be a written compensatory benefit plan under Rule 701 under the Securities Act of 1933. The Plan is not an incentive stock option plan within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended.

SECTION 2. Shares Subject To the Plan. The Shares subject to Options under the Plan will be shares of the Corporation's authorized but unissued or reacquired Shares. Subject to the adjustments described in Section 6 of the Plan, the aggregate number of shares that may be issued pursuant to the Plan may not exceed 200,000 Shares. The Corporation will reserve and at all times keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested awards of Options granted under this Plan.

SECTION 3. Administration. This Plan will be administered by the Share Option Committee ("Committee") of the board of directors of the Corporation ("Board"). The Committee will consist of not less than two directors of the Corporation and will be appointed from time to time by the Board. Each member of the Committee will be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Committee's decisions on matters related to the Plan will be final and conclusive on the Corporation and its participants. Without limitation, the Committee will have the authority to:

     (a) Construe and interpret the Plan, any Stock Option Agreement and any other agreement or document executed pursuant to the Plan;

     (b) Prescribe, amend and rescind rules and regulations relating to the Plan;

     (c)  Persons entitled to receive Options;

     (d)  Determine the from and terms of the Options;

     (e) Determine the number of Optioned Shares to be awarded and the consideration therefore;
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     (f)  Determine whether the Options will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Options granted under this Plan or any other incentive or compensation plan of the Corporation, or any parent or subsidiary of the Corporation;

     (g)  Grant waivers of the Plan or the Stock Option Agreement conditions;

     (h)  Determine vesting, exercisability and payment terms for the Options;

     (i) Correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Stock Option Agreement;

     (j)  Determine whether an Option has been earned; and

     (k) Make all other determinations necessary or advisable for the administration of this Plan.

SECTION 4. Eligibility for Award of Option. The persons who will be eligible to receive awards of an Option under the Plan are such key employees and Express Center agents of the Corporation who may be selected from time to time by the Committee.

SECTION 5. Terms and Conditions of Options. Any Options awarded under the Plan will be evidenced by a Stock Option Agreement in such form, as the Committee will from time to time approve. Such Stock Option Agreements will comply with and be subject to the following terms and conditions:

          5.1 Number of Shares. Each Stock Option Agreement will state the number of Shares subject to the Option.

          5.2 Exercise Price. Each Stock Option Agreement will state the exercise price, on the date the Option is granted, of the Shares subject to the Option.

          5.3 Determination of Fair Market Value. The fair market value per Share will be determined by the Committee in good faith at the time the Option is granted.

          5.4 Option Period and Limitations on Exercise. Each Option will expire and will not be exercisable after the expiration of five (5) years from the date the Option is granted, or such lesser period as may be established by the Committee at the time the Option is granted. Each Option will be exercisable by the optionee at such time as the Committee will determine at the time that the Option is granted. The Committee may, in its discretion, provide that the Option is exercisable either immediately or after such period, and according to such schedule for exercise, or in such other manner, as the Committee will provide in the Option Agreement.

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Notwithstanding any other provisions of the Plan, Options granted under the Plan will be exercisable only while the optionee remains an employee of the Corporation or an Express Center agent of the Corporation, or within three (3) months after the termination of the optionee's employment or Express Center agency with the Corporation, except that, in the event of (i) an optionee's termination of employment or agency with the Corporation by reason of disability (within the meaning of Internal Revenue Code (IRC) (S) 22(e)(3)), or (ii) an optionee's death while an employee or agent of the Corporation, the Option Agreement may allow the Option to remain exercisable, to the extent it was exercisable on the date of termination or the date of death, by the optionee or the estate or devisee of the decedent, until one year after the date of the optionee's termination of employment, agency or death, whichever date is earlier.

          5.5 Securities Law Restrictions. All Stock option Agreements granted under the Plan will provide that:

               5.5.1 if the Board or the Committee at any time determines that registration or qualification of the Shares or any option under state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, then the Option may not be exercised, in whole or in part, until such registration, qualification, consent, or approval will have been effected or obtained free of any conditions not acceptable to the Board or the Committee; and

               5.5.2 any person exercising an Option to purchase Shares may be required by the Corporation to give a written representation that he or she is acquiring such Shares for his or her own account for investment and not with a view to the distribution of such Shares.

          5.6 Payment of Purchase Price. The exercise price of an Option under the Plan will be payable to the Corporation in cash or, in the discretion of the Committee and where permitted by law:

               5.6.1 By cancellation of indebtedness of the Corporation to the optionee;

               5.6.2 By surrender of Shares that either: (a) have been owned by the optionee for more than six months and have been paid for within the meaning of Rule 144 under the Securities Act of 1933 (and, if such Shares were purchased from the Corporation by use of a promissory note, such note has been fully paid with respect to such Shares); or
          (b) were obtained by the optionee in the public market;

               5.6.3 By tender of a full recourse promissory note having such terms as may approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under IRC (S)(S) 483 and 1274,

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          provided, however, that optionee who are not then an employee or
          Express Center agent of the Corporation will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

               5.6.4 By waiver of compensation due or accrued to the optionee for services rendered; or,

               5.6.5  by any combination of the foregoing.

          5.7 Nontransferability. Options will not be transferable except by testamentary will or the laws of descent and distribution, and will be exercisable during an optionee's lifetime only by the optionee. Except as permitted by the preceding sentence, no Option granted under the Plan or any of the rights and privileges thereby conferred will be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege will be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right, or privilege, the Option and such rights and privileges will immediately become null and void.

          5.8 Other Provisions. Any Stock Option Agreement may contain such other or additional terms and provisions as may be determined by the Board or the Committee to be consistent with the Plan, or necessary or desirable to comply with the provisions of applicable laws, rules or regulations.

SECTION 6. Changes in Capital Structure. The number and kind of Shares purchasable upon the exercise of any Option under the Plan and, the exercise price, will be subject to adjustment from time to time as follows:

          6.1. In case the Corporation (i) pays a dividend or makes a distribution on the outstanding Shares payable in Shares; (ii) subdivides the outstanding Shares into a greater number of Shares; (iii) combines the outstanding Shares into a lesser number of Shares; or (iv) issues by reclassification of the Shares any Shares of the Corporation, the Stock Option Agreements will provide that the optionee will thereafter be entitled, upon exercise, to receive the number and kind of Shares which, if the Options had been exercised immediately prior to the happening of such event, the optionee would have owned upon such exercise and had been entitled to receive upon such dividend, distribution, subdivision, combination or reclassification. Such adjustment will become effective on the day next following the record date of such dividend or distribution or the day upon which such subdivision, combination or reclassification will become effective.

          6.2. In case the Corporation will consolidate or merge into or with another corporation, or in case the Corporation will sell or convey to any other person or persons all or substantially all the property of the Corporation, the Agreements will

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provide that the optionees will thereafter be entitled, upon exercise, to receive the kind and amount of Shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of Shares which might have been purchased upon exercise of the Option immediately prior to such consolidation, merger, sale, or conveyance, and will have no other conversion rights. In any such event, effective provision will be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of the optionees will thereafter be made applicable.

          6.3. Whenever the number of Shares purchasable upon exercise of an Option is adjusted pursuant to this Section, the exercise price per Share will be adjusted simultaneously by multiplying that exercise price per Share in effect immediately prior to such adjustment by a fraction, of which the numerator will be the number of Shares purchasable upon exercise of the Option immediately prior to such adjustment, and of which the denominator will be the number of Shares so purchasable immediately after such adjustment, so that the aggregate exercise price of the Option remains the same.

          6.4. No adjustment in the number of Shares which may be purchased upon exercise of an Option will be required unless such adjustment would require an increase or decrease of more than 1/100 of a Share in the number of Shares which may be so purchased, provided, however, that any adjustment which by reason of this Section is not required to be made will be carried forward cumulatively and taken into account in any subsequent calculation. All calculations under this Section will be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

          6.5. In the event that at any time, as a result of an adjustment made pursuant to this Section, the Agreements awarded under this Plan will provide that the optionee will become entitled to receive upon exercise of an Option cash, property, or securities other than Shares, then references to Shares in this Section will be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property, or other securities.

SECTION 7. Proceeds. The proceeds received by the Corporation from the sale of Shares pursuant to the Plan will be used for general corporate purposes.

SECTION 8. Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends, and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, any rules, regulations and other requirements of the Securities Act of 1933 or any stock exchange or automated quotation system upon which the Shares may trade or be listed.

SECTION 9. No Right To Continued Employment. Nothing in this Plan or any Option Agreement will confer or be deemed to confer on any employee or optionee any

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right to continue in the employ of, or to continue any other relationship with, the Corporation or any parent or subsidiary of the Corporation, or limit in any way the right of the Corporation or any parent or subsidiary of the Corporation to terminate the employee or optionee's employment or other relationship at any time, with or without cause.

SECTION 10. Obligation To Exercise. The granting of an Option will impose no obligation upon the optionee to exercise the Option. The granting of an Option does not confer upon the optionee any right to be continued in the employment of the Corporation.

SECTION 11. Amendment and Discontinuance. The Board or the Committee may alter, amend, suspend, or terminate the Plan, provided that neither the Board nor the Committee may, without further approval by the holders of a majority of the outstanding Shares of the Corporation entitled to vote:

          11.1 increase the aggregate number of Shares for which Options may be granted under the Plan (except for adjustments pursuant to Section 6);

          11.2  decrease the exercise price at which Shares may be offered;

          11.3 materially modify the requirements as to eligibility for participation in the Plan; or

          11.4 alter or impair, without the optionee's consent, the rights or obligations under any Option previously granted pursuant to the Plan.

SECTION 12.  Term of Plan and Effective Date.

          12.1 The Plan will become effective on the date the Plan is approved by the Board and will continue for ten (10) years after the date on which the Plan has become effective.

          12.2 This Plan and all agreements under it will be governed by the laws of the State of North Carolina.

SECTION 13.  Adoptions.  This Plan was adopted by the Board on JULY 31, 1999.

                                        Nations Express, Inc.

                                        By:________________________________
                                             Allen D. Watson, President

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